                                                                    EXHIBIT 21.1
                                ENTITY STRUCTURE

THE MILLS CORPORATION (REIT) OPERATING SUBSIDIARIES:

      Franklin Mills GP, Inc.
      Liberty Plaza GP, Inc.
      Potomac Gurnee Finance Corp.
      Sawgrass Finance L.L.C.
      The Mills GP, Inc.
      Washington Potomac Partners Corp.
      WSM South Florida Corp.

REIT OPERATING PARTNERSHIP:

      THE MILLS LIMITED PARTNERSHIP ("MLP")
             General Partner
             Limited Partners

             Unit Holders:
                     The Mills Corporation
                     Management & Affiliates
                     Kan Am Entities
                     Unrelated Partners

MLP OPERATING SUBSIDIARIES
      3017356 Nova Scotia Company
      Arizona Mills, L.L.C.*
      Candlestick Mills, L.L.C.
      Candlestick Mills Limited Partnership
      Concord Mills Limited Partnership
      Concord Mills, L.L.C.
      Concord Mills Residual, L.L.C.
      Concord Mills Residual Limited Partnership
      Coopers Crossing L.L.C.
      Coopers Crossing Associates (MLP) Limited Partnership
      Crosswinds Center Associates of St. Petersburg (MLP) Limited Partnership Crosswinds L.L.C.
      Echo Hills Center Associates (MLP) Limited Partnership
      Fashion Center Associates of Illinois No. 1 (MLP) Limited Partnership Fashion Center L.L.C.
      Fashion Place Associates Limited Partnership
      Fashion Place Associates L.L.C.
      Franklin Mills Associates Limited Partnership
      Franklin Mills, L.L.C.
      Franklin Mills Residual Limited Partnership
      Germantown Development Associates (MLP) Limited Partnership
      Germantown Development Associates L.L.C.
      Grapevine Mills Limited Partnership
      Grapevine Mills Operating Company, L.L.C.
      Grapevine Mills Residual Limited Partnership
      Grapevine Mills Residual Operating Company, L.L.C.
      Gurnee Mills L.L.C.
      Gurnee Mills II L.L.C.

      Gurnee Mills (MLP) Limited Partnership
      Gwinnett L.L.C.
      Gwinnett Marketfair Associates Limited Partnership
      Hunt Club Road Properties Associates Limited Partnership
      Katy Mills Limited Partnership
      Katy Mills, L.L.C.
      Liberty Plaza Limited Partnership
      Liberty Plaza, L.L.C.
      Mainstreet Retail Limited Partnership
      Management Associates Limited Partnership
      Meadowlands Mills L.L.C.
      Meadowlands Mills Limited Partnership
      Mills-Kan Am Sawgrass Phase 3 Limited Partnership
      Mills Management L.L.C.
      Mills Ontario Acquisitions, L.L.C.
      MillsServices Corp.**
      Montgomery Village Associates (MLP) Limited Partnership
      Montgomery Village Associates L.L.C.
      Montgomery Village Ground L.L.C.
      Montgomery Village Ground Limited Partnership
      Mount Prospect Plaza L.L.C.
      Mount Prospect Plaza (MLP) Limited Partnership
      MTS Services of Tempe, L.L.C.*
      Ontario Mills L.L.C.
      Ontario Mills Limited Partnership
      Ontario Mills Residual, L.L.C.
      Ontario Mills Residual Limited Partnership
      Opry Mills, L.L.C.
      Opry Mills Limited Partnership
      Orange City Mills, L.L.C.
      Orange City Mills Limited Partnership
      Potomac Mills L.L.C.
      Potomac Mills Limited Partnership
      Sawgrass Mills Phase II Limited Partnership
      Sawgrass Mills Phase II, L.L.C.
      Sunrise Mills L.L.C.
      Sunrise Mills (MLP) Limited Partnership
      West Falls Church L.L.C.

*MLP-AFFILIATED ENTITIES

      Arizona Mills, L.L.C.
        Manager/Member        - The Taubman Realty Group Limited Partnership
        Member                - Simon Property Group, L.P.
        Member                - MLP

      MTS Services of Tempe, L.L.C.
        Manager/Member        - The Taubman Company Limited Partnership
        Member                - M.S. Management Associates, Inc.
        Member                - MLP

      Grapevine Mills Finance Corp.
        Stockholder           - MillsServices Corp.
        Stockholder           - M.S. Management Associates, Inc.